Exhibit 99.1

Moderna Reports Second Quarter 2026 Financial Results and Provides Business Updates
Reports second quarter revenue of $0.1 billion, GAAP net loss of $(0.8) billion and GAAP EPS of $(1.97)

Reiterates plan to deliver up to 10% revenue growth in 2026

Improves 2026 GAAP operating expense outlook by approximately $0.2 billion from previous estimate and improves expected 2026 year-end cash balance to $4.7 - 5.2 billion

Anticipates potential approval of Moderna's fifth product with the August 5th PDUFA date for mFLUSIVA, the Company's seasonal influenza vaccine candidate

Announces that mRNA-1403, Moderna’s norovirus vaccine candidate, did not meet statistical criteria for early success at the Phase 3 interim analysis and the Company is preparing to enroll an additional cohort

CAMBRIDGE, MA / ACCESSWIRE / July 31, 2026 / Moderna, Inc. (NASDAQ:MRNA) today reported financial results and provided business updates for the second quarter of 2026.
"The second quarter marked another period of strong execution for Moderna as we advanced our pipeline and strengthened our financial profile with an improved 2026 operating expense outlook," said Stéphane Bancel, Chief Executive Officer of Moderna. "In the second half of 2026, we are preparing for the potential approval of mFLUSIVA in the U.S., which would be our fifth approved product, and continue to anticipate important pivotal readouts for our intismeran in melanoma and propionic acidemia programs."

Commercial Updates

During the second quarter, Moderna continued to advance its multi-year revenue growth strategy by executing on strategic partnerships and key approvals. In Brazil, a collaboration was signed with a local manufacturer in support of a supply agreement for COVID vaccines. In the EU, the Company signed a joint procurement contract with the European Commission on behalf of six countries for up to 24 million doses of mRESVIA®. Moderna also received regulatory approvals in Australia and Mexico for mRESVIA and in Japan and Taiwan for mNEXSPIKE®, and its investigational seasonal influenza vaccine, mFLUSIVA®, received a unanimous recommendation from the Vaccines and Related Biological Products Advisory Committee (VRBPAC) ahead of an August 5 Prescription Drug User Fee Act (PDUFA) goal date in the U.S.
Second Quarter 2026 Financial Results

Revenue: Total revenue for the second quarter of 2026 was $145 million, compared to $142 million in the same period in 2025. Lower COVID vaccine sales in the U.S. and South America were offset by deliveries in the United Kingdom under a long-term strategic government partnership and higher stand-ready manufacturing and collaboration revenue. Revenue was $87 million in the U.S. and $58 million in international markets.

Cost of Sales: Cost of sales for the second quarter of 2026 was $93 million, including $41 million of inventory write-downs, $23 million of unutilized manufacturing capacity costs, and $11 million of third-party royalties. Cost of sales decreased by 22% compared to the same period in 2025, primarily reflecting lower unutilized manufacturing capacity costs resulting from continued manufacturing productivity improvements and operational efficiencies.

Research and Development Expenses: Research and development expenses for the second quarter of 2026 were $651 million, a 7% decrease compared to the same period in 2025. The decrease was primarily driven by lower clinical development costs following the wind-down of several late-stage programs.

Selling, General and Administrative Expenses: Selling, general and administrative expenses for the second quarter of 2026 were $216 million, a 6% decrease compared to the same period in 2025. The decrease reflected continued discipline across the organization.

Income Taxes: Income tax provisions for both periods were not material, as the Company continues to maintain a global valuation allowance against most of its deferred tax assets.

Net Loss: Net loss was $(0.8) billion for the second quarter of 2026, an improvement of $43 million, or 5%, compared to the second quarter of 2025.

Loss Per Share: Loss per share was $(1.97) for the second quarter of 2026, compared to loss per share of $(2.13) for the second quarter of 2025.

Cash Position: Cash, cash equivalents and investments as of June 30, 2026, were $6.9 billion, compared to $7.5 billion as of March 31, 2026. The decrease primarily reflected cash used to fund operations, continued investment in research and development and advancement of the Company’s pipeline. The Company subsequently paid $950 million in July 2026 related to the litigation settlement announced in the first quarter of 2026.

2026 Financial Framework
Revenue: The Company is targeting up to 10% growth from 2025 revenue and expects 2026 revenue split to be approximately 50% U.S. and approximately 50% international. Moderna expects approximately 55% of its second half 2026 revenue to be recognized in the third quarter.
Cost of Sales: Cost of sales for 2026 is expected to be approximately $1.7 billion, lowered from approximately $1.8 billion, and including the $0.9 billion non-recurring litigation settlement charge.
Research and Development Expenses: Research and development expenses for 2026 are now anticipated to be approximately $2.9 billion, lowered from approximately $3.0 billion.
Selling, General and Administrative Expenses: Selling, general and administrative expenses for 2026 are projected to be approximately $1.0 billion.

Income Taxes: The Company expects its full-year tax expense to be negligible.
Capital Expenditures: Capital expenditures for 2026 are expected to be $0.2 to $0.3 billion.
Cash and Investments: Year-end cash and investments for 2026 are now projected to be $4.7 to $5.2 billion, an improvement of approximately $0.2 billion. This excludes any further drawdowns from the Company's remaining $0.9 billion available under its credit facility.
Recent Progress and Upcoming Late-Stage Pipeline Milestones
Infectious disease vaccines:
•Seasonal flu + COVID vaccine: Moderna has received European Commission marketing authorization for mCOMBRIAX in the EU and its mRNA-1083 regulatory filings are under review in Japan, Canada and Australia. The Company is awaiting further guidance from the U.S. FDA on refiling the submission for its flu plus COVID combination vaccine.

•Seasonal flu vaccine: The Company's mRNA-1010 regulatory filings are under review in Europe, Canada and Australia and potential approvals are expected to begin in 2026. The U.S. FDA has assigned a PDUFA date for mRNA-1010 of August 5, 2026.

•Norovirus vaccine: Moderna's Phase 3 safety and efficacy study of mRNA-1403 did not meet statistical criteria for early success at the Phase 3 interim analysis. The trial is ongoing and remains blinded as the Company works toward enrolling an additional cohort.

Oncology therapeutics:

•Intismeran autogene: The Company is advancing mRNA-4157 in collaboration with Merck, with nine total Phase 2 and Phase 3 clinical trials underway across multiple tumor types including melanoma, non-small cell lung cancer (NSCLC), bladder cancer and renal cell carcinoma. This includes the Phase 3 study of intismeran as monotherapy and in combination with KEYTRUDA QLEX for the treatment of high-risk Stage 1 NSCLC announced last quarter.

Fully enrolled studies include a Phase 3 adjuvant melanoma, a Phase 2 adjuvant renal cell carcinoma, and a Phase 2 adjuvant muscle invasive bladder cancer. Moderna expects Phase 3 adjuvant melanoma data potentially in 2026.

The Company recently presented positive five-year Phase 2b adjuvant melanoma data at the 2026 American Society of Clinical Oncology (ASCO) Annual Meeting, which showed a sustained benefit with intismeran in combination with KEYTRUDA, reducing the risk of recurrence or death by 49% compared to KEYTRUDA alone.

•mRNA-4359: Moderna's Phase 1/2 study of mRNA-4359, an investigational wholly-owned cancer antigen therapy, is ongoing. The Phase 2 portion of the study includes cohorts in first-line metastatic melanoma, second-line+ metastatic melanoma and first-line metastatic NSCLC.

Rare disease therapeutics:

•Propionic acidemia (PA) therapeutic: The Company's PA candidate, mRNA-3927, is in a registrational study and target enrollment has been reached. Moderna expects potential data in 2026.

•Methylmalonic acidemia (MMA) therapeutic: The Company deferred its decision on a pivotal trial for mRNA-3705 until PA registrational data readout.

Moderna Corporate Updates
•Appointed Ester Banque to Chief Commercial Officer of Moderna, effective June 15, 2026.
•Appointed Michael McDonnell, former Chief Financial Officer of Biogen, to Moderna's Board of Directors, effective July 8, 2026.

Company Accolades
•Moderna was ranked no. 1 by TIME on its list of the World's Most Impactful Companies.

Key 2026 Investor and Analyst Event Dates
•Analyst Day: November 12

Investor Call and Webcast Information

Moderna will host a live conference call and webcast at 8:00 a.m. ET on July 31, 2026. To access the live conference call via telephone, please register at the link below. Once registered, dial-in numbers and a unique pin number will be provided. A live webcast of the call will also be available under "Events and Presentations" in the Investors section of the Moderna website.

•Telephone: https://register-conf.media-server.com/register/BI9a3abdd346bd413a90a4701513c4ca38
•Webcast: https://investors.modernatx.com

The archived webcast will be available on Moderna's website approximately two hours after the conference call and will be available for one year following the call.

About Moderna

Moderna is a pioneer and leader in the field of mRNA medicine. Through the advancement of its technology platform, Moderna is reimagining how medicines are made to transform how we treat and prevent diseases. Since its founding, Moderna's mRNA platform has enabled the development of vaccines and therapeutics across infectious diseases, cancer, rare diseases and more.

With a global team and a unique culture, driven by the company's values and mindsets, Moderna's mission is to deliver the greatest possible impact to people through mRNA medicines. For more information about Moderna, please visit modernatx.com and connect with us on X, Facebook, Instagram, YouTube and LinkedIn.

MODERNA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Net product sales	$94	$114	$446	$200
Other revenue[1]	51	28	88	50
Total revenue	145	142	534	250
Operating expenses:
Cost of sales	93	119	1,048	209
Research and development	651	700	1,300	1,556
Selling, general and administrative	216	230	389	442
Total operating expenses	960	1,049	2,737	2,207
Loss from operations	(815)	(907)	(2,203)	(1,957)
Interest income	67	81	139	171
Other (expense) income, net	(19)	8	(37)	4
Loss before income taxes	(767)	(818)	(2,101)	(1,782)
Provision for income taxes	15	7	24	14
Net loss	$(782)	$(825)	$(2,125)	$(1,796)

Net loss per share
Basic and Diluted	$(1.97)	$(2.13)	$(5.36)	$(4.64)

Weighted average common shares used in calculation of net loss per share
Basic and Diluted	398	388	396	387
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1Includes grant, collaboration, licensing and royalty, and stand-ready manufacturing revenue.

MODERNA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in millions)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$1,723	$2,595
Investments	3,415	3,204
Accounts receivable, net	17	184
Inventory	280	153
Prepaid expenses and other current assets	380	408
Total current assets	5,815	6,544
Investments, non-current	1,772	2,336
Property, plant and equipment, net	2,059	2,134
Right-of-use assets, operating leases	697	719
Other non-current assets	618	605
Total assets	$10,961	$12,338
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$167	$317
Accrued liabilities	1,909	1,386
Deferred revenue	295	99
Other current liabilities	163	185
Total current liabilities	2,534	1,987
Deferred revenue, non-current	147	153
Operating lease liabilities, non-current	638	653
Financing lease liabilities, non-current	6	20
Long-term debt	591	590
Other non-current liabilities	284	285
Total liabilities	4,200	3,688
Stockholders’ equity:
Additional paid-in capital	1,644	1,382
Accumulated other comprehensive income	19	45
Retained earnings	5,098	7,223
Total stockholders’ equity	6,761	8,650
Total liabilities and stockholders’ equity	$10,961	$12,338

MODERNA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in millions)

	Six Months Ended June 30,
	2026	2025
Operating activities
Net loss	$(2,125)	$(1,796)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	224	245
Depreciation and amortization	122	96
Amortization/accretion of investments	(21)	(37)
Loss on equity investments, net	2	8
Other non-cash items	10	36
Changes in assets and liabilities:
Accounts receivable, net	167	310
Prepaid expenses and other assets	70	(150)
Inventory	(126)	(122)
Right-of-use assets, operating leases	21	19
Accounts payable	(128)	(203)
Accrued liabilities	475	(395)
Deferred revenue	195	68
Operating lease liabilities	(15)	(10)
Other liabilities	(27)	(25)
Net cash used in operating activities	(1,156)	(1,956)
Investing activities
Purchases of marketable securities	(1,904)	(3,059)
Proceeds from maturities of marketable securities	1,442	3,424
Proceeds from sales of marketable securities	814	1,059
Purchases of property, plant and equipment	(99)	(120)
Purchase of intangible asset	—	(10)
Net cash (used in) provided by investing activities	253	1,294
Financing activities
Proceeds from issuance of common stock through equity plans	42	17
Tax payments related to net share settlements on equity awards	(4)	(1)
Changes in financing lease liabilities	(7)	(3)
Net cash provided by financing activities	31	13
Effect of changes in exchange rates on cash and cash equivalents	(1)	1
Net decrease in cash, cash equivalents and restricted cash	(873)	(648)
Cash, cash equivalents and restricted cash, beginning of year	2,597	1,929
Cash, cash equivalents and restricted cash, end of period	$1,724	$1,281

Spikevax®, mRESVIA®, mNEXSPIKE®, mCOMBRIAX® and mFLUSIVA® are registered trademarks of Moderna.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding: Moderna's 2026 financial framework, including its plan to deliver up to 10% revenue growth and GAAP operating expense reductions, and its projected year-end cash balance; Moderna’s multi-year revenue growth strategy, including geographic expansion and new product approvals; Moderna's continued cost discipline; Moderna’s international strategic partnerships; expectations regarding mRNA-4157 Phase 3 adjuvant melanoma data in 2026; the potential of intismeran as monotherapy and in combination with KEYTRUDA QLEX; the potential of Moderna’s oncology portfolio; pending and anticipated regulatory filings and potential approvals, including timing of approvals; Moderna's PDUFA date in the U.S. for mRNA-1010 and the potential product approval of mFLUSIVA; enrollment of an additional cohort for mRNA-1403; and anticipated progress and milestones for Moderna's pipeline programs, including potential near-term data and other catalysts. In some cases, forward-looking statements can be identified by terminology such as "will," "may," "should," "could," "expects," "intends," "plans," "aims," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond Moderna's control and which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These risks, uncertainties, and other factors include, among others, those risks and uncertainties described under the heading "Risk Factors" in Moderna's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (SEC), and in subsequent filings made by Moderna with the SEC, which are available on the SEC's website at www.sec.gov. Except as required by law, Moderna disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on Moderna's current expectations and speak only as of the date of this press release.
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Moderna Contacts
Media:
Chris Ridley
Vice President, Head of Global Communications

+1 617-800-3651
Chris.Ridley@modernatx.com

Investors:
Lavina Talukdar
Senior Vice President & Head of Investor Relations
+1 617-209-5834
Lavina.Talukdar@modernatx.com

SOURCE: Moderna, Inc.